LIMITED POWER OF ATTORNEY
(ATTORNEY-IN-FACT TO
EXECUTE SEC FORMS 3, 4 & 5 and 144 FILINGS)

       I, James Richard Perry, do hereby appoint each William Jason Healy, Kathleen Shea-Ballay, Peggy J.
Harrison, and Anne E. Mitzelfelt signing singly, as my true and lawful attorney-in-fact to:

1. Execute the following items (each a "report" and, collectively, "reports"), on my behalf and in my capacity as it relates to my beneficial ownership of securities of Sunoco Logistics Partners L.P. or any of its subsidiaries ("Partnership"), and to submit the same to the U.S. Securities and Exchange
Commission (the "SEC"):
a. A Form ID application for Edgar Access, Forms 3, 4 and 5 (including amendments thereto) and any other reports required pursuant to Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules thereunder; and
b. Form 144 and any other similar reports required under the Securities Act of 1933, as amended; and

2. Perform any and all acts on my behalf which may be necessary or desirable to complete and execute any Reports and timely file such Reports with the United States Securities and Exchange Commission and/or any stock exchange or similar authority; and

3. Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that any document executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in their discretion.

   I grant to each such attorneys-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation.  I ratify and confirm all that such attorney-in-fact, or any substitute of such attorney-in-fact, shall lawfully do or cause to be done by the rights and powers granted by this Power of Attorney.

   I acknowledge that each such attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is the Partnership, assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, Rule 144 under the Securities Act of 1933, or applicable federal or state securities laws generally.

   This Power of Attorney shall remain in full force and effect until I am no longer required to file any Reports with respect to my holdings of and transactions in securities issued by the Partnership, unless I earlier revoke it in a signed writing delivered to the General Counsel and Secretary of the Company.

   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 20th day of
May, 2015.

       _/s/ James R. Perry________________
       James R. Perry